EXHIBIT 10.1

CONSENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This CONSENT to Amended and Restated Loan and Security Agreement (this “Consent”) is entered into this 7th day of March, 2008, by and between SILICON VALLEY BANK (“SVB”), in its capacity as Agent (“Agent”) and as a lender, KEYBANK NATIONAL ASSOCIATION (“Key”; and collectively with SVB, the “Lenders”) and PERFICIENT, INC. (“Parent”), PERFICIENT CANADA CORP., PERFICIENT IPATH, INC., PERFICIENT VIVARE, INC., PERFICIENT BAY STREET, LLC and PERFICIENT INSOLEXEN, LLC (collectively with Parent, the “Borrowers” and each, individually, a “Borrower”).

Recitals

A.           Lenders and Borrowers have entered into that certain Amended and Restated Loan and Security Agreement dated as of June 3, 2005, as amended by that certain Amendment to Amended and Restated Loan and Security Agreement by and between Lenders and Borrowers dated as of June 29, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).  Lenders have extended credit to Borrowers for the purposes permitted in the Loan Agreement.

B.           Parent continually considers options for uses of its available cash.  One option that Parent could consider is a program to repurchase outstanding shares of its common stock, par value $0.001 per share (the “Common Stock”).

C.           Under the terms of the Loan Agreement, Parent would be prohibited from implementing a program to repurchase outstanding shares of its Common Stock.

D.           To provide Parent with additional flexibility in evaluating uses of its available cash, Parent has requested that Lenders consent to Parent implementing a program to repurchase from time to time, in one or more transactions, an aggregate of up to $10,000,000 of outstanding shares of common stock, par value $0.001 per share, of Parent pursuant to open-market purchases (the “Share Repurchase”) no later than September 30, 2009 (the “Share Repurchase Closing Date”), if and when Parent’s Board of Directors were to approve the Share Repurchase.

E.           The parties understand that Parent’s Board of Directors may not approve a Share Repurchase.

F.           Lenders have agreed to so consent to the Share Repurchase, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions.  Capitalized terms used but not defined in this Consent shall have the meanings given to them in the Loan Agreement.

2.           Consent.  Subject to the terms of Section 6 below, Lenders hereby consent to the Share Repurchase and agree that the Share Repurchase (a) shall be considered a Permitted Investment and (b) shall not, in and of itself, constitute an “Event of Default” under Section 7.6 of the Loan Agreement.

3.           Representations and Warranties.  To induce Lenders to enter into this Consent, Borrowers hereby represent and warrant to Lenders as follows:

3.1           Immediately after giving effect to this Consent (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

3.2           Borrowers have the power and due authority to execute and deliver this Consent; and

3.3           The organizational documents of Borrowers delivered to Lenders on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

4.           Prior Agreement.  The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect.  This Consent is not a novation and the terms and conditions of this Consent shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents.  In the event of any conflict or inconsistency between this Consent and the terms of such documents, the terms of this Consent shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

5.           Counterparts.  This Consent may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.           Effectiveness.  This Consent shall be deemed effective upon (a) the due execution and delivery to Lenders of this Consent by each party hereto, and (b) such other and further documents as Agent or any Lender shall reasonably request.

7.           Governing Law.  This Consent and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Consent to be duly executed and delivered as of the date first written above.

LENDERS

KEYBANK NATIONAL ASSOCIATION

By:           /s/ Thomas A. Crandell
Title:        Senior Vice President

50% of Committed Revolving Line;
50% of Committed Term Loan Line

SILICON VALLEY BANK

By:           /s/ Phillip A. Wright
Title:        Relationship Manager

50% of Committed Revolving Line;
50% of Committed Term Loan Line

AGENT

SILICON VALLEY BANK

By:           /s/ Phillip A. Wright
Title:        Relationship Manager

BORROWERS

PERFICIENT, INC.

By:           /s/ Paul E. Martin
Title:        Chief Financial Officer

PERFICIENT CANADA CORP.

By:           /s/ Paul E. Martin
Title:        Chief Financial Officer

PERFICIENT IPATH, INC.

By:           /s/ Paul E. Martin
Title:        Chief Financial Officer

PERFICIENT VIVARE, INC.

By:           /s/ Paul E. Martin
Title:        Chief Financial Officer

PERFICIENT BAY STREET, LLC

By:           /s/ Paul E. Martin
Title:        Chief Financial Officer

PERFICIENT INSOLEXEN, LLC

By:           /s/ Paul E. Martin
Title:        Chief Financial Officer

[Signature Page to Consent to Amended and Restated Loan and Security Agreement]